Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

Dated: November 1, 2021	CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

	By:	/s/ Thomas Patrick
Name: Thomas Patrick
Title: Director

CCP IX LP NO. 1, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

	By:	/s/ Thomas Patrick
Name: Thomas Patrick
Title: Director

CCP IX LP NO. 2, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

	By:	/s/ Thomas Patrick
Name: Thomas Patrick
Title: Director

CCP IX CO-INVESTMENT LP, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

	By:	/s/ Thomas Patrick
Name: Thomas Patrick
Title: Director

CCP IX CO-INVESTMENT NO. 2 LP, acting by its General Partner, CHARTERHOUSE GENERAL PARTNERS (IX) LIMITED

	By:	/s/ Thomas Patrick
Name: Thomas Patrick
Title: Director

APPENDIX A

To Item 2 of Schedule 13D

The following sets forth the name, business address and present principal occupation and the name, principal business and address of organization in which such employment is conducted and citizenship of each of the directors, executive officers and control persons of Charterhouse General Partners (IX) Limited.

Name, Country of Citizenship and Position	Business Address and Address of Organization of Principal Occupation or Employment	Present Principal Occupation or Employment
Duncan Aldred, United Kingdom, Director	6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ, United Kingdom	Partner, Charterhouse Capital Partners LLP
James Simon Edward Arnell, United Kingdom, Director	6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ, United Kingdom	Partner, Charterhouse Capital Partners LLP
Paul Nigel Burrow, United Kingdom, Director	6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ, United Kingdom	Partner/ Finance Director, Charterhouse Capital Partners LLP
Lionel Lucien Marie Giacomotto, France, Director	6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ, United Kingdom	Managing Partner, Charterhouse Capital Partners LLP
Thomas Spencer Patrick, United Kingdom, Director	6th Floor, Belgrave House, 76 Buckingham Palace Road, London, SW1W 9TQ, United Kingdom	Partner/ General Counsel, Charterhouse Capital Partners LLP